Exhibit 99.1

NEWS RELEASE

OCEAN POWER TECHNOLOGIES SCHEDULES NEW PRODUCTS UPDATE CONFERENCE CALL AND WEBCAST

Call Scheduled for Wednesday, November 14, 2018 AT 10AM ET

MONROE TOWNSHIP, N.J., November 8, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that it will host a conference call on Wednesday, November 14, 2018 at 10:00am Eastern Time to provide an update on its recently announced new product expansion that leverages the core technology of the PowerBuoy™. The Company will provide a presentation to accompany the call, which will be available on the Company’s website at www.oceanpowertechnologies.com.

Date: Wednesday, November 14, 2018

Time: 10:00 A.M. Eastern Time

Dial-In Number (U.S.): 877-407-8291

Dial-In Number (Int): 201-689-8345

The conference call will cover all facets of the Company’s new products initiative, including:

●	OPT’s entry into the subsea battery market
●	The hybrid PowerBuoy™
●	Dedicated support services
●	Marketing team plans
●	Total addressable markets
●	Economics of contracts, including up-sell opportunities

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the Company’s website at www.oceanpowertechnologies.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until January 17, 2019 and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID# 13685076. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Ocean@plrinvest.com

(212) 564-4700

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